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                                                                     Exhibit 3.2


                              AMENDED AND RESTATED
                                  BY-LAW NO. 1
                                       of
                      CAPITAL ENVIRONMENTAL RESOURCE INC./
                    RESSOURCES ENVIRONNEMENTALES CAPITAL INC.
                               (the "Corporation")


                              1. REGISTERED OFFICE


       1.1. REGISTERED OFFICE. The registered office of the Corporation shall be in the place within Ontario specified in the articles of the Corporation and at such location therein as the directors may from time to time determine.

                                2. CORPORATE SEAL


       2.1. CORPORATE SEAL. Until changed by the directors the corporate seal of the Corporation shall be in the form impressed in the margin hereof.

                                  3. DIRECTORS


       3.1. NUMBER AND QUORUM. The number of directors shall be not fewer than the minimum and not more than the maximum provided in the articles at least 2 of whom shall not be officers or employees of the Corporation of any or any of its affiliates. The number of directors shall be determined by the directors when they are empowered by special resolution to make such determination and otherwise the number of directors shall be determined by special resolution. A majority of the number of directors so determined or such greater number as may be fixed by the directors or shareholders shall constitute a quorum for the transaction of business at any meeting of directors.

       3.2. QUALIFICATION. No person shall be qualified to be a director if such person is less than eighteen years of age; if such person is of unsound mind and has been so found by a court in Canada or elsewhere; or if such person has the status of a bankrupt. A majority of the directors

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shall be resident Canadians.

       3.3. ELECTION AND TERM OF OFFICE. At each annual meeting of the shareholders, directors shall be elected to hold office until the expiration of the term for which they are elected, which shall not exceed a term which ends at the third annual meeting of shareholders following such election. The directors of the Corporation shall be divided into two classes as nearly equal in size as practicable, hereby designated Class I and Class II. The term of the office of the initial Class I directors shall expire at the next annual meeting of the shareholders following such election and the term of office of the initial Class II directors shall expire at the second annual meeting of the shareholders following such election. At each annual meeting of the shareholders, directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the second annual meeting following such election or until their respective successors shall have been duly elected and qualified. Retiring directors are eligible for re-election.

       3.4. VACATION OF OFFICE. A director ceases to hold office if such director dies, is removed from office by the shareholders, ceases to be qualified for election as a director or, subject to the BUSINESS CORPORATIONS ACT, resigns by a written resignation received by the Corporation. A written resignation of a director becomes effective at the time it is received by the Corporation, or at the time specified in the resignation, whichever is later.

       3.5. REMOVAL OF DIRECTORS. The shareholders may by ordinary resolution at an annual or special meeting of shareholders remove any director or directors from office provided that where the holders of any class or series of shares have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution of the shareholders of that class or series. A vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

       3.6. VACANCIES. Subject to the Act, a quorum of directors may fill a vacancy among the directors. A director appointed or elected to fill a vacancy holds office for the unexpired term of such director's predecessor.

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       3.7. ACTION BY DIRECTORS. The directors shall manage or supervise the management of the business and affairs of the Corporation. The powers of the directors may be exercised at a meeting (subject to sections 3.8 and 3.9) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors. Where there is a vacancy in the board of directors the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

       3.8. CANADIAN MAJORITY AT MEETINGS. The directors shall not transact business at a meeting other than filling a vacancy in the board unless a majority of directors present are resident Canadians or if a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting and a majority of resident Canadian directors would have been present had that director been present at the meeting.

       3.9. MEETING BY TELEPHONE. If all the directors of the Corporation present at or participating in the meeting consent, a meeting of directors or of a committee of directors may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at that meeting.

       3.10. PLACE OF MEETINGS. Meetings of directors may be held at any place within or outside of Ontario. A majority of the meetings of directors need not be held within Canada in any financial year of the Corporation.

       3.11. CALLING OF MEETINGS. Meetings of the directors shall be held at such time and place as the Chairman of the Board, the President or any two directors may determine.

       3.12. NOTICE OF MEETING. Notice of the time and place of each meeting of directors shall be given to each director by telephone not less than 48 hours before the time of the meeting or by written notice not less than four days before the day of the meeting and need not specify the

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purpose of or the business to be transacted at the meeting. Meetings of the directors may be held at any time without notice if all the directors have waived or are deemed to have waived notice.

       3.13. FIRST MEETING OF NEW BOARD. No notice shall be necessary for the first meeting of newly-elected directors held immediately following their election at a meeting of shareholders.

       3.14. ADJOURNED MEETING. Notice of an adjourned meeting of directors is not required if the time and place of the adjourned meeting is announced at the original meeting.

       3.15. REGULAR MEETINGS. The directors may appoint a day or days in any month or months for regular meetings and shall designate the place and time at which such meetings are to be held. A copy of any resolution of directors fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, and no other notice shall be required for any such regular meeting.

       3.16. CHAIRMAN. The Chairman of the Board, or in the absence of the Chairman, the President if a director, or in the absence of the President, a director chosen by the directors at the meeting shall be the chairman of any meeting of directors.

       3.17. VOTING AT MEETINGS. Questions arising at any meeting of directors shall be decided by a majority of votes. The Chairman of the Board shall not be entitled to a casting vote in the event of equality of votes.

       3.18. CONFLICT OF INTEREST. A director or officer who is a party to, or who is a director or officer of or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of such director's or officer's interest at the time and in the manner provided by the Act.

       3.19. REMUNERATION AND EXPENSES. The directors shall be paid such remuneration, if any, as the directors may from time to time by resolution determine. The directors shall also be entitled to be paid their reasonable travelling and other expenses properly incurred by them in

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going to, attending and returning from meetings of directors or committees of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of such director or officer being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

                                  4. COMMITTEES


       4.1. COMMITTEES. The directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the directors, shall have and may exercise all the powers and authority of the directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to approving or adopting, or recommending to the shareholders, any action or matter expressly required by law to be submitted to shareholders for approval, or adopting, amending or repealing this By-law.

       4.2. TRANSACTION OF BUSINESS. Subject to section 3.9 the powers of a committee appointed by the directors may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all members of the committee entitled to vote on that resolution at a meeting of the committee. Meetings of a committee may be held at any place in or outside Canada.

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       4.3. PROCEDURE. Unless otherwise determined by the directors, each committee shall have power to fix its quorum and to regulate its procedure.

                                   5. OFFICERS


       5.1. GENERAL. The directors may from time to time appoint a Chairman of the Board, Chief Executive Officer, President, a Chief Financial Officer, one or more Executive Vice-Presidents, a Secretary and such other officers as the directors may determine, including one or more assistants to any of the officers so appointed. The officers so appointed may but need not be members of the board of directors except as provided in sections 5.3 and 5.4.

       5.2. TERM OF OFFICE. Any officer may be removed by the directors at any time but such removal shall not affect the rights of such officer under any contract of employment with the Corporation. Otherwise, each officer shall hold office until such officer's successor is appointed.

       5.3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall be appointed from among the directors and shall, when present, be chairman of meetings of shareholders and directors and shall have such other powers and duties as the directors may determine. The Chairman may or may not be an officer of the Corporation.

       5.4. CHIEF EXECUTIVE OFFICER. Unless the directors otherwise determine, the Chairman of the Board shall be the Chief Executive Officer of the Corporation and as such shall, in addition to any other powers and duties determined by the directors from time to time, have general charge and control of the business affairs of the Corporation.

       5.5. THE PRESIDENT. Unless the directors otherwise determine, the President shall be the Chief Operating Officer of the Corporation and shall have such powers and duties as the directors or the Chief Executive Officer may determine and in the absence of the Chairman of the Board and the absence of the Chief Executive Officer if not also the Chairman of the Board, shall be chairman at meetings of shareholders and directors when present.

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       5.6. EXECUTIVE VICE-PRESIDENT. An Executive Vice-President shall have such powers and duties as the directors or the Chief Executive Officer may determine.

       5.7. SECRETARY. The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; shall attend and be secretary of all meetings of shareholders, directors and committees appointed by the directors and shall enter or cause to be entered on books kept for that purpose minutes of all proceedings at such meetings; shall be the custodian of the corporate seal of the Corporation and of all records, books, documents and other instruments belonging to the Corporation; and shall have such other powers and duties as the directors or the Chief Executive Officer may determine.

       5.8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible for financial matters of the Corporation and shall keep proper books of account and accounting records with respect to all financial and other transactions of the Corporation; shall be responsible for the deposit of money, the safe-keeping of securities and the disbursement of the funds of the Corporation; shall render to the directors when required an account of all his or her transactions as Chief Financial Officer and of the financial position of the Corporation; and shall have such other powers and duties as the directors or the Chief Executive Officer may determine.

       5.9. OTHER OFFICERS. The powers and duties of all other officers shall be such as the directors or the Chief Executive Officer may determine. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, if the directors or the Chief Executive Officer so direct.

       5.10. VARIATION OF DUTIES. The directors may, from time to time, vary, add to or limit the powers and duties of any officer.

       5.11. CONFLICT OF INTEREST. An officer shall disclose such officer's interest in any material contract or proposed material contract in accordance with section 3.18.

       5.12. AGENTS AND ATTORNEYS. The directors shall have power from time to

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time to appoint agents or attorneys for the Corporation in or out of Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as the directors may specify.

                 6. PROTECTION OF DIRECTORS, OFFICERS AND OTHERS


       6.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of such a person to the extent permitted by the Act.

       6.2. INSURANCE. The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.1 to the extent permitted by the Act.

                           7. MEETINGS OF SHAREHOLDERS


       7.1. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held at the registered office of the Corporation or at such other place, in or outside Ontario, at such time in each year as the directors may determine, for the purpose of receiving the reports and statements required to be placed before the shareholders at an annual meeting, electing directors, appointing an auditor or auditors, and for the transaction of such other business as may properly be brought before the meeting.

       7.2. OTHER MEETINGS. The directors shall have power at any time to call a special meeting of shareholders to be held at such time and at such place, in or outside Ontario, as may be determined by the board of directors. In addition to the requirements under the Act with respect to the requisition of meetings of the shareholders by the shareholders, the directors shall call a special meeting of the shareholders upon the requisition of holders of at least 20 per cent of the shares of the Corporation then outstanding.

       7.3. NOTICE OF MEETINGS. Notice of the time, date and place of a meeting of

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shareholders shall be given not less than ten days nor more than fifty days before the meeting to each holder of shares carrying voting rights at the close of business on the record date for notice, to each director and to the auditor of the Corporation. Notice of a meeting of shareholders at which special business is to be transacted shall state or be accompanied by a statement of the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall include the text of any special resolution or by-law to be submitted to the meeting. All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the minutes of an earlier meeting, the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor, shall be deemed to be special business.

       7.4. RECORD DATE FOR NOTICE. For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the directors may fix in advance a date as the record date for such determination of shareholders, but the record date shall not precede by more than fifty days or by less than twenty-one days the date on which the meeting is to be held. Where no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, shall be the day on which the meeting is held. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

       7.5. PERSONS ENTITLED TO BE PRESENT. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditor and other persons who are entitled or required under any provision of the Act or the articles or by-laws of

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the Corporation to attend a meeting of shareholders of the Corporation. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

       7.6. CHAIRMAN. The Chairman of the Board, or in the absence of the Chairman or the Chief Executive Officer (if not the Chairman), the President, or in the absence of the President, a person chosen by a vote at the meeting shall be chairman of meetings of shareholders.

       7.7. SCRUTINEERS. At each meeting of shareholders one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

       7.8. QUORUM. The holders of not less than one third of the outstanding shares entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders.

       7.9. RIGHT TO VOTE. The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order and showing the number of shares held by each shareholder, which list shall be prepared,

              7.9.1. if a record date is fixed as hereinbefore provided, not later than ten days after that date;

              7.9.2. if no record date is fixed, at the close of business on the day immediately preceding the day on which the notice is given, or where no notice is given, on the day on which the meeting is held.

       A person named in the said list is entitled to vote the shares shown opposite such person's name at the meeting to which the list relates, except to the extent that the person has transferred any of such person's shares and the transferee of those shares produces properly endorsed share certificates, or otherwise establishes that such transferor owns the shares, and demands, not later than ten days before the meeting that the transferee's name be included in the

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list before the meeting, in which case the transferee is entitled to vote the shares of the transferee at the meeting.

       7.10. JOINT SHAREHOLDERS. Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

       7.11. REPRESENTATIVES. Where a body corporate or association is a shareholder of the Corporation, the Corporation shall recognize any individual authorized by a resolution of the directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. An individual so authorized may exercise on behalf of the body corporate or association such individual represents all the powers it could exercise if it were an individual shareholder.

       7.12. EXECUTORS AND OTHERS. An executor, administrator, committee of a mentally incompetent person, guardian or trustee and, where a corporation is such executor, administrator, committee, guardian or trustee of a testator, intestate, mentally incompetent person, ward or cestui que trust, any duly appointed representative of such corporation, upon filing with the secretary of the meeting sufficient proof of such appointment, shall represent the shares in such representative's hands at all meetings of shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. If there be more than one executor, administrator, committee, guardian or trustee, the provisions of this by-law respecting joint shareholders shall apply.

       7.13. PROXYHOLDERS. Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, as such shareholder's nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxyholder or an alternate proxyholder has the same rights as the shareholder who appointed a proxyholder or alternate proxyholder to speak at a meeting of shareholders in respect of any matter and to vote

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by way of ballot at the meeting. A proxy shall be executed by the shareholder or such shareholder's attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized and ceases to be valid one year from its date. A proxy shall be in such form as may be prescribed from time to time by the directors or in such other form as the chairman of the meeting may accept and as complies with all applicable laws and regulations.

       7.14. TIME FOR DEPOSIT OF PROXIES. The directors may by resolution fix a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.

       7.15 VOTING. Except as otherwise provided in the articles of the Corporation, each shareholder shall be entitled to one vote for each share registered in the name of such shareholder upon the books of the Corporation.

       7.16 VOTES TO GOVERN. Subject to the Act and the articles of the Corporation, at all meetings of shareholders every question shall be decided by a majority of the votes cast on the question. The chairman of the meeting shall not be entitled to a casting vote in the event of equality of votes.

       7.17 BALLOTS. When directed by the presiding officer or upon the demand of any shraeholder, the vote upon any matter before a meeting of the shareholders shall be by ballot and each person present and entitled to vote at the meeting shall, unless the articles of the Corporation otherwise provide, be entitled to one vote for each share in respect of which such person is entitled to vote at the meeting. A demand for a ballot may be withdrawn at any time prior to taking of a poll on the ballot.

       7.18 ADJOURNMENT. The chairman of any meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the

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same from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty days it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting.

       7.19 RESOLUTION IN LIEU OF MEETING. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders except where a written statement in respect thereof has been submitted by a director or where representations in writing are submitted by the auditor of the Corporation, in either case, in accordance with the Act.

                                    8. SHARES


       8.1. ISSUE. Subject to the Act and the articles of the Corporation, shares of the Corporation may be issued at such times and to such persons and for such consideration as the directors may determine, provided that no share may be issued until it is fully paid as provided in the Act.

       8.2. COMMISSIONS. The directors may authorize the Corporation to pay a reasonable commission to any person in consideration of such person's purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

       8.3. SHARE CERTIFICATE. Every shareholder is entitled at such shareholder's option to a share certificate in respect of the shares held by such shareholder that complies with the Act or to a non-transferable written acknowledgement ("written acknowledgement") of such shareholder's right to obtain a share certificate from the Corporation in respect of the shares of the Corporation held by the shareholder, but the Corporation is not bound to issue more than one share certificate

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or written acknowledgement in respect of a share or shares held jointly by several persons and delivery of a share certificate or written acknowledgement to one of several joint holders is sufficient delivery to all. Written acknowledgements shall be in such form or forms as the directors shall from time to time by resolution determine. The Corporation may charge a fee in accordance with the Act for a share certificate issued in respect of a transfer. Subject to the provisions of the Act and to the requirements of any stock exchange on which shares of the Corporation may be listed, share certificates shall be in such form or forms as the directors shall from time to time approve. Unless otherwise determined by the directors, share certificates shall be signed by the Chairman of the Board, the President, the Chief Financial Officer or an Executive Vice-President or a director and by the Secretary or an Assistant Secretary and need not be under the corporate seal and certificates for shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned on behalf of such transfer agent and/or registrar. Share certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent of the Corporation and any additional signatures required on share certificates may be printed or otherwise mechanically reproduced thereon. A manual signature is not required on a share certificate representing a fractional share. If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the share certificate, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the share certificate is as valid as if such person were a director or an officer at the date of its issue.

       8.4. TRANSFER AGENTS AND REGISTRARS. For each class of shares issued by it, the Corporation may appoint one or more agents to keep the securities register and the register of transfers and one or more branch registers. Such an agent may be designated as a transfer agent or registrar according to functions and one agent may be designated both transfer agent and registrar. The securities register and the register of transfers shall be kept at the registered office of the Corporation or at such other places in Ontario as are designated by the directors, and the branch register or registers of transfers may be kept at such offices of the Corporation or other

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places, either within or outside Ontario, as are designated by the directors.

       8.5. TRANSFER OF SHARES. Subject to the Act, no transfer of a share shall be registered except upon presentation of the certificate representing such share with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may prescribe, upon payment of all applicable taxes and fees and upon compliance with the articles of the Corporation.

       8.6. NON-RECOGNITION OF TRUST. Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and to exercise all the rights and powers of an owner of the share.

       8.7. REPLACEMENT OF SHARE CERTIFICATES. Where the owner of a share certificate claims that the share certificate has been lost, apparently destroyed or wrongfully taken, the Corporation shall issue or cause to be issued a new certificate in place of the original certificate if the owner (i) so requests before the Corporation has notice that the share certificate has been acquired by a bona fide purchaser; (ii) files with the Corporation an indemnity bond sufficient in the Corporation's opinion to protect the Corporation and any transfer agent, registrar or other agent of the Corporation from any loss that it or any of them may suffer by complying with the request to issue a new share certificate; and (iii) satisfies any other reasonable requirements imposed from time to time by the Corporation.

                             9. DIVIDENDS AND RIGHTS


       9.1. DECLARATION OF DIVIDENDS. Subject to the Act the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation.

       9.2. CHEQUES. A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and

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mailed by prepaid ordinary mail to such registered holder at the address of such holder in the Corporation's securities register, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their address in the Corporation's securities register.
The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

       9.3. NON-RECEIPT OF CHEQUES. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors may from time to time prescribe, whether generally or in any particular case.

       9.4. RECORD DATE FOR DIVIDENDS AND RIGHTS. The directors may fix in advance a date, preceding by not more than fifty days the date for payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the rights to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

       9.5. UNCLAIMED DIVIDENDS. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

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                                      -17-


                                   10. NOTICES


       10.1. GENERAL. A notice or document required by the Act, the regulations thereunder, the articles or the by-laws of the Corporation to be sent to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally or by electronic means of communication to the shareholder at the latest address of the shareholder as shown in the records of the Corporation or to the director at the latest address of such director as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current. A notice or document if mailed to a shareholder or director of the Corporation shall be deemed to have been given when deposited in a post office or public letter box. A notice sent by electronic means of communication shall be deemed to have been given when sent by such means. If the Corporation sends a notice or document to a shareholder in accordance with this section and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the new address of such shareholder.

       10.2. COMPUTATION OF TIME. In computing the time when a notice or document must be given or sent under any provision requiring a specified number of days' notice of any meeting or other event, a "day" shall mean a clear day and the period of days shall be deemed to commence the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

       10.3. OMISSION AND ERRORS. The accidental omission to give any notice or send any document to any shareholder, director or other person or the non-receipt of any notice or document by any shareholder, director or other person or any error in any notice or document not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded on such notice or document.

       10.4. NOTICE TO JOINT SHAREHOLDERS. All notices or documents with respect to any shares registered in more than one name may, if more than one address appears on the securities register

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                                      -18-


of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and all notices so given or documents so sent shall be sufficient notice to all the holders of such shares.

       10.5. PROOF OF SERVICE. A certificate of the Secretary or other duly authorized officer of the Corporation, or of any agent of the Corporation, as to facts in relation to the mailing or delivery or sending of any notice or document to any shareholder or director of the Corporation or to any other person or publication of any such notice or document, shall be conclusive evidence thereof and shall be binding on every shareholder or director or other person as the case may be.

       10.6. SIGNATURE ON NOTICE. The signature on any notice or document given by the Corporation may be printed or otherwise mechanically reproduced thereon or partly printed or otherwise mechanically reproduced thereon.

       10.7. WAIVER OF NOTICE. Notice may be waived or the time for the sending of a notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto. Attendance of any director at a meeting of the directors or of any shareholder at a meeting of shareholders is a waiver of notice of such meeting, except where such shareholder or director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

                         11. BUSINESS OF THE CORPORATION


       11.1. VOTING SHARES AND SECURITIES IN OTHER CORPORATIONS. All of the shares or other securities carrying voting rights of any other body corporate or bodies corporate held from time to time by the Corporation may be voted at any and all meetings of holders of such securities of such other body corporate or bodies corporate in such manner and by such person or persons as the directors of the Corporation shall from to time determine or failing such determination the proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation instruments of proxy and arrange for the issue of voting certificates

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                                      -19-


and other evidence of the right to vote in such names as they may determine.

       11.2. BANK ACCOUNTS, CHEQUES, DRAFTS AND NOTES. The Corporation's bank accounts shall be kept in such chartered bank or banks, trust company or trust companies or other firm or corporation carrying on a banking business as the directors may by resolution from time to time determine. Cheques on bank accounts, drafts drawn or accepted by the Corporation, promissory notes given by it, acceptances, bills of exchange, orders for the payment of money and other instruments of a like nature may be made, signed, drawn, accepted or endorsed, as the case may be, by such officer or officers, person or persons as the directors may by resolution from time to time name for that purpose. Cheques, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for deposit to the credit of any one of the Corporation's bank accounts by such officer or officers, person or persons, as the directors may by resolution from time to time name for that purpose, or they may be endorsed for such deposit by means of a stamp bearing the Corporation's name.

       11.3. EXECUTION OF INSTRUMENTS. The Chairman of the Board, the President, an Executive Vice-President, Chief Financial Officer or any director, together with the Secretary or Assistant Secretary or any other director, shall have authority to sign in the name and on behalf of the Corporation all instruments in writing and any instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any other officer or officers or any person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. Any signing officer may affix the corporate seal to any instrument requiring the same. The term "instruments in writing" as used herein shall, without limiting the generality thereof, include contracts, documents, powers of attorney, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities, instruments of proxy and all paper writing.

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                                      -20-


       11.4. FISCAL YEAR. Until changed by resolution of the directors the fiscal year of the Corporation shall terminate on the last day of December in each year.

                               12. INTERPRETATION


       12.1. In this by-law, wherever the context requires or permits, the singular shall include the plural and the plural the singular; the word "person" shall include firms and corporations, and masculine gender shall include the feminine and neuter genders. Wherever reference is made to any determination or other action by the directors such shall mean determination or other action by or pursuant to a resolution passed at a meeting of the directors, or by or pursuant to a resolution consented to by all the directors as evidenced by their signatures thereto. Wherever reference is made to "the BUSINESS CORPORATIONS ACT" or the "Act", it shall mean the BUSINESS CORPORATIONS ACT of the Province of Ontario, and every other act or statute incorporated therewith or amending the same, or any act or statute substituted therefor. Unless the context otherwise requires, all words used in this by-law shall have the meanings given to such words in the Act.